                                                                   EXHIBIT 10(J)


                              SOUTHERN NATIONAL

                          DEFERRED COMPENSATION PLAN

                              FOR KEY EXECUTIVES

                           Effective January 1, 1989

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I      STATEMENT OF PURPOSE.....................................    1

ARTICLE II     DEFINITIONS..............................................    2

ARTICLE III    ELIGIBILITY, PARTICIPATION AND DEFERRALS.................    8

ARTICLE IV     SEVERANCE BENEFITS.......................................   13

ARTICLE V      SURVIVOR BENEFITS........................................   15

ARTICLE VI     NONCOMPETITION...........................................   17

ARTICLE VII    ADMINISTRATIVE COMMITTEE.................................   20

ARTICLE VIII   AMENDMENT AND TERMINATION................................   21

ARTICLE IX     MISCELLANEOUS............................................   22

ARTICLE X      CONSTRUCTION.............................................   28

                                   ARTICLE I
                                   ---------

                             STATEMENT OF PURPOSE
                             --------------------


     This Plan provides retirement and survivor benefits to or on behalf of certain key executives of Southern National Corporation and its Participating Subsidiaries, and thereby helps Southern National attract and retain superior key management employees and gives such employees additional incentive to work to make Southern National more profitable.

     For executives who participate in the Southern National Employee Stock Ownership Plan (the "ESOP"), a qualified stock bonus plan with a qualified 410(k) cash or deferred arrangement feature, the Plan restores benefits lost or denied because of certain limitations imposed by the rules governing qualified retirement plans.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------


     When used herein and capitalized, the following terms shall have the meanings denoted unless a different meaning is clearly required by the context.

     1.   Change in Control.  A Change in Control shall be deemed to have
          -----------------
occurred upon the happening of any of the following:

          (a) the adoption of a plan of merger or consolidation of Southern National Corporation with any other corporation or association as a result of which the holders of the voting capital stock of Southern National Corporation would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

          (b) the occurrence of any event (including, without limitation, any merger or consolidation) as a result of which Southern National Corporation is not the owner beneficially and of record of 50% or more of the voting power of the capital stock of Southern National Bank of North Carolina, N.A. (the "Bank");

          (c) the sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Southern National Corporation or the Bank (other than as security for the obligations of Southern National Corporation or the Bank);

          (d) the approval by the shareholders of Southern National Corporation or the Bank of any plan or proposal for the liquidation or dissolution of Southern National Corporation or the Bank;

          (e) the acquisition by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")), other than any Trustee under any employee benefit plan of Southern National Corporation or the Bank, and persons (as such term is so used) who are then affiliates and associates (as defined on January 1, 1989 in Rule 12b-2 under the Exchange Act) of such person, or any one of them, after the date this plan is executed, directly or indirectly, of beneficial ownership (as defined on January 1, 1989 in Rules 13d-3 and 13d-5 under the Exchange Act) of securities of Southern National Corporation representing in the aggregate 20% or more of the voting power of all then outstanding securities of Southern National Corporation having the right under ordinary circumstances to vote in an election of the Board of Directors of Southern National Corporation (without limitation, any securities having such voting power that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversation of rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person); or

          (f) the failure, for any reason, during any period of two consecutive years, of the individuals who at the beginning of such period constitute the entire Board of Directors of

Southern National Corporation (the "Board") and any new directors whose election by the Board, or whose nomination for election by the shareholders, shall have been approved by a vote of at least two-thirds (2/3) of the directors of the Board then still in office who either were directors at the beginning of the period or whose election or nomination for election shall previously have been so approved, to constitute a majority of the members of the Board.

     2.   Code.  The Internal Revenue Code of 1986, as amended, and as it may be
          ----
further amended from time to time.

     3.   Committee.  The committee which administers the Plan and which is more
          ---------
particularly described in Article VIII below. The Committee shall be made up of the individuals who hold the following offices of Southern National Bank of North Carolina, N.A.: Chairman of the Board of Directors, President, Director of Human Resources, and Chief Financial Officer.

     4.   Company.  Southern National Corporation, Participating Subsidiaries,
          -------
and any successor by merger, acquisition or otherwise. All references to "Company" shall be applied to each such Company as if the Plan were solely the Plan of such Company.

     5.   Company Matching Contributions.  The Company's matching contributions
          ------------------------------
to the ESOP based on a Participant's Pre-Tax Employee Contributions.

     6.   Compensation.  Compensation shall have the same meaning the ESOP
          ------------
ascribes to such term in its definition of

"Compensation," as that definition is amended from time to time, such definition being expressly incorporated herein by reference.

     7.   Deferral Election.  An irrevocable election by a Participation to
          -----------------
defer a portion of his Compensation for a calendar year, such election to be made in the manner prescribed by Article III, Section 3 of this Plan. Amounts so deferred are "elective deferrals."

     8.   Designated Beneficiary.  One or more beneficiaries, as designated in a
          ----------------------
writing filed with the Committee, to who payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. In the event no such written designation is made by the Participant or if such beneficiary shall not be in existence at the Participant's death or if such beneficiary predeceases the Participant, the Participant shall be deemed to have designated his estate as such beneficiary.

     9.   Employee.  A person who is employed the Company.
          --------

     10.  ERISA.  The Employee Retirement Income Security Act of 1974, as
          -----
amended, and as it may be further amended from time to time.

     11.  ESOP.  The Southern National Employee Stock Ownership Plan, as amended
          ----
and restated effective July 1, 1987, as it may be further amended from time to time.

     12.  ESOP Excess Plan.  The Southern National ESOP Excess Plan, effective
          ----------------
January 1, 1989, and as it may be amended from time to time.

     13.  Insurable.  Insurable shall mean that at the time of the Participant's
          ---------
election to defer Compensation pursuant to this Plan the life of the Participant is insurable by an insurance company approved by the Committee and at premium rates acceptable to the Committee in the exercise of its sole and absolute discretion.

     14.  Participant.  An Employee who has been notified pursuant to Article
          -----------
III, Section 1 that he is eligible to participate in the Plan and who has made a Deferral Election.

     15.  Participating Subsidiaries.  Each subsidiary of Southern National
          --------------------------
Corporation which, pursuant to action duly adopted by its board of directors, has adopted this Plan. "Subsidiary" means a corporation over 50% of the voting stock of which is owned by Southern National Corporation, by another subsidiary or other subsidiaries of Southern National Corporation. The foregoing notwithstanding, the Board of Directors of Southern National Corporation may designate any company affiliated with Southern National Corporation as a "subsidiary" for purposes of this Plan.

     16.  Plan.  The Southern National Deferred Compensation Plan for Key
          ----
Executives as contained herein, and as it may be amended from time to time.

     17.  Pre-Tax Employee Contributions.  Amounts contributed to the ESOP on
          ------------------------------
behalf of a Participant pursuant to the Participant's election to have his Compensation for a calender year reduced and contributed to the ESOP in accordance with Section 401(k)

(or any successor section) of the Code and corresponding provisions of the ESOP.

     18.  Severance Date. The date the Participant's employment with the Company
          --------------
terminates for any reason other than death; provided, however, that if the Participant's employment ceases because of Total Disability, his Severance Date shall be the earlier of (i) the first date he is no longer under a Total Disability and does not return to active employment with the Company or (ii) his sixty-fifth (65th) birthday.

     19.  Total Disability. Total Disability shall have the same meaning as is
          ----------------
ascribed to such term by the long-term disability benefits plan sponsored by the Company and in which the Participant participates. If the Participant does not participate in such plan or if the Company does not sponsor such a plan, then the Participant shall be under a Total Disability if by reason of sickness or injury he cannot perform each of the material duties of his regular occupation; provided, however, that after the first twenty-four (24) months he shall be under a Total Disability if he cannot perform each of the material duties of any gainful occupation for which he is reasonably fitted by training, education or experience.

                                  ARTICLE III
                                  -----------

                    ELIGIBILITY, PARTICIPATION AND DEFERRALS
                    ----------------------------------------

     1.   Eligibility. The Committee shall have the sole discretion to determine
          -----------
the Employees who are eligible to become Participants; provided, however, that no Employee who is not a member of the "select group of management or highly compensated employees," as defined in Section 201(2), 301(a)(3) and 401(a) of ERISA shall be eligible to become a Participant in the Plan. An Employee shall become eligible upon being notified by the Committee that he is eligible.

     2.   Participation. An Employee who is eligible to participate shall become
          -------------
a Participant by making a Deferral Election.

     3.   Elective Deferrals.
          ------------------

          (a) For each calendar year, each eligible Employee is entitled to make a Deferral Election in such manner and form as the Committee prescribes to defer Compensation for the calendar year which, by reason of the application of Sections 401(k), 402(g) and 415 of the Code and the corresponding provisions of the ESOP, the Employee is prohibited from deferring and having contributed to the ESOP as Pre-Tax Employee Contributions.

          (b)  Deferral Elections shall be made as follows.

               (i) Within thirty (30) days following the adoption of this Plan to defer Compensation to be earned in the remainder of such calendar year;

          (ii) Within thirty (30) days following the date on which an Employee first becomes eligible to participate in this Plan to defer Compensation to be earned in the remainder of such calendar year; or

          (iii) In all other cases on or before December 31 to defer Compensation to be earned in succeeding calendar years.

     4.   Limitations on Elective Deferrals.
          ---------------------------------

          (a) The maximum amount by which an eligible Employee or Participant may reduce his Compensation for a calendar year pursuant to a Deferral Election under Article III, Section 3 shall be the difference between (i) fifteen percent (15%) of his Compensation for the calendar year and (ii) his maximum permissible amount of Pre-Tax Employee Contributions for the calendar year. The eligible Employee's or Participant's "maximum permissible amount of Pre-Tax Employee Contributions for the calendar year" is (i) the annual $7,000 limitation set forth in Code Section 402(g) and any corresponding provisions of the ESOP, as amended and adjusted for inflation, on elective deferrals to certain qualified retirement plans or, if less, (ii) the maximum amount of Pre-Tax Employee Contributions permitted to be made by the eligible Employee or Participant for such calendar year by reason of the application of the actual deferral percentage nondiscrimination test and annual addition limitation set forth in Sections 401(k) and 415 of the Code and in any corresponding provisions of the ESOP.

          (b) Anything to the contrary herein notwithstanding, a Participant's elective deferrals of Compensation for a calendar year shall not be permitted under this Plan unless the Participant has made the maximum permissible amount of Pre-Tax Employee Contributions for the calendar year.

     5.   Deemed Deferrals.  In addition to any elective deferrals pursuant to a
          ----------------
Deferral Election in accordance with Sections 3 and 4 of this Article III, for each calendar year for which a Participant has made a Deferral Election, the Participant shall receive credit for "deemed deferrals" equal to the difference between (A) and (B) where (A) is the amount of Company Matching Contributions which would have been credited to the Participant's account in the ESOP (i) had the ESOP permitted the amount of the elective deferrals the Participant made pursuant to a Deferral Election under this Plan for the calendar year to have been contributed as Pre-Tax Employee Contributions, and (ii) had there not been given effect the compensation, elective deferral, nondiscrimination and annual addition limitations set forth in Sections 401(a)(17), 402(g), 401(k), 401(m), and 415 of the Code and in any corresponding provisions of the ESOP, and where
(B) is the amount of Company Matching Contributions actually credited to the Participant's account in the ESOP.

     6.   No ESOP Excess Plan Deferrals.  Anything to the contrary herein
          -----------------------------
notwithstanding, any eligible Employee or Participant who has elected to make deferrals of compensation under the ESOP Excess Plan for a calendar year (hereafter called

"ESOP Excess Deferrals") shall be ineligible to make a Deferral Election under this Plan for such calendar year. The foregoing notwithstanding, any eligible Employee who has elected to make ESOP Excess Deferrals for the 1989 calendar year shall be permitted to make a Deferral Election to defer Compensation under this Plan for the calendar year 1989; provided, however (i) such Deferral Election shall supersede his deferral election under the ESOP Excess Plan, (ii) no additional ESOP Excess Deferrals for the calendar year 1989 shall be made after the making of such Deferral Election, (iii) any ESOP Excess Deferrals for the calendar year 1989 which were made prior to such Deferral Election shall be transferred to this Plan and treated for all purposes as elective deferrals made under such Deferral Election and subject to Sections 3 and 4 of this Article III, and (iv) such Deferral Election shall not be honored unless the eligible Employee has properly executed a release of liability in a form acceptable to the Committee with respect to deferred compensation benefits which would have been payable under the ESOP Excess Plan with respect to ESOP Excess Deferrals for the 1989 calendar year.

     7.   Benefits.  The total amount of deferred compensation or other benefits
          --------
payable under this Plan to a Participant or his Designated Beneficiary pursuant to Articles IV or V shall be the sum of the amounts payable with respect to each individual calendar year for which the Participant has a deferral amount (whether elective or deemed) for such calendar year. The amount of deferred compensation or other benefits payable with respect to deferrals (elective or deemed) for any calendar year shall be determined in accordance with the appropriate column in the schedule of benefits attached as an exhibit to the Deferral Election for the calendar year.

                                  ARTICLE IV
                                  ----------

                              SEVERANCE BENEFITS
                              -------------------

     1.  Benefits.  After the Severance Date of a Participant, the Company shall
         --------
pay the Participant a level fifteen (15) year annuity payable in equal monthly installments. The amount of the monthly payments are determined in accordance with the appropriate column on the schedule of benefits provided for in Article III, Section 7. Payment of the benefit shall commence on the first January 1st following the Severance Date; provided, however, that if the Severance Date occurs after the Participant attains age sixty (60) but before he attains age sixty-five (65), payment shall commence on the first January 1st following the Participant's sixty-fifth (65th) birthday unless the Participant files a written election with the Committee no later than the later of the date of the making of his last Deferral Election or the date two (2) years prior to his Severance Date, to have his benefits commence on the first January 1st following his Severance Date. Payment shall continue on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made.

     2.  Payments to Beneficiary.  In the event a Participant dies prior to full
         -----------------------
payment of his benefits under this Article IV, all remaining payments due hereunder shall be made to such Participant's Designated Beneficiary, provided such Designated Beneficiary is living at the time of the Participant's death. In the event the Designated Beneficiary is not living at the time of the Participant's death, all remaining payments due hereunder shall be paid to the Participant's estate. In the event the Designated Beneficiary survives the Participant but dies prior to full payment of all remaining payments due hereunder, all payments then remaining due hereunder shall be paid to the Designated Beneficiary's estate.

                                   ARTICLE V
                                   ---------

                               SURVIVOR BENEFITS
                               -----------------

     1.   Benefits. Upon the death of the Participant prior to his Severance
          --------
Date the Company shall pay to the Participant's Designated Beneficiary a level fifteen (15) year annuity payable in equal monthly installments. Payment of the benefit shall commence on the first January 1st following the Participant's death and shall continue on the first day of each month thereafter until one hundred eighty (180) monthly payments have been made. The amount of the monthly payments shall be the sum of (A) and (B) below:

          (A) With respect to elective and deemed deferrals made in calendar years in which the Participant was deemed Insurable, the amount determined with reference to the appropriate column in the schedule of benefits for calculating survivor benefits attached to the Participant's Deferral Elections for those calendar years.

          (B) With respect to elective and deemed deferrals made in calendar years in which the Participant was deemed not Insurable, the amount determined in accordance with the appropriate column on the schedule of benefits attached to the Participant's Deferral Elections for those calendar years on the basis of the assumption that the Participant terminated employment with the Company on the day immediately preceding his death.

     2.   Payments to Beneficiary. In the event that a Designated Beneficiary
          -----------------------
dies prior to full payment of his survivor benefits under this Article V, all remaining payments due hereunder shall be made to such Designated Beneficiary's estate. In the event the Designated Beneficiary is not living at the time of the Participant's death, the survivor benefits shall be paid to the Participant's estate.

                                  ARTICLE VI
                                  ----------

                                NONCOMPETITION
                                --------------

     Notwithstanding any provision of this Plan to the contrary but subject to the proviso below, if any Participant terminates employment with the Company for any reason and later accepts employment with, or assumes any other position with, any national bank, state bank, savings and loan association, or any other similar financial institution which has one or more offices in a state in which a subsidiary of Southern National Corporation has a banking office, the Company may at its discretion and in full and complete discharge of its obligations to the Participant under this Plan and his Deferral Elections, make a lump sum payment to the Participant equal to the present value (calculated using the "Present Value Monthly Discount Rate" stated on the schedule of benefits attached to the Participant's various Deferral Elections) of the remaining benefit payments due to or on behalf of the Participant; provided, however, that the Company shall have no right to make such lump sum payment if, within two (2) years following a Change in Control, either the Company terminates the Participant's employment other than for cause or the Participant quits or resigns for good reason. Termination by the Company of the Participant's employment for "cause" shall mean termination due to (i) an act or acts of dishonesty by the Participant constituting a felony and resulting or intended to result in substantial gain or personal enrichment for the Participant at the expense of the Company or (ii) willful and continued failure by the Participant to substantially perform his duties with the Company, other than for incapacity due to mental or physical illness, after a written demand for substantial performance is delivered to the Participant by the Chairman of the Board of Directors of the Company which specifies how the Participant has failed to substantially perform his duties; provided, however, in no event shall the Participant's termination by the Company be considered to have been for cause if such termination shall have been the result of (i) the Participant's bad judgment or negligence, (ii) any act or omission without intent of gaining a profit to which the Participant was not legally entitled, or (iii) any act or omission believed by the Participant in good faith to have been in, or not opposed to, the interests of the Company. "Good reason" shall mean: (i) the assignment to the Participant of any duties inconsistent with his duties immediately prior to the Change in Control or any removal of the Participant from or any failure to reelect or reappoint the Participant to his positions, except in connection with promotions to higher office; (ii) a reduction by the Company in the Participant's base salary as in effect immediately prior to the Change in Control; (iii) the failure by the Company to maintain, and to continue the Participant's participation in, the Company's benefit or compensation plans as in effect immediately prior to the Change in Control (including but not limited to bonus and incentive compensation plans, stock option, bonus, award and purchase plans, life insurance, medical, health and accident insurance, disability plans and deferred compensation plans); or the taking of any action by the Company which would adversely affect the Participant's participation in or reduce the Participant's benefits under any of such plans or deprive the Participant of any fringe benefit he enjoyed immediately prior to the Change in Control; or the failure to provide the Participant with the number of paid vacation days to which he was entitled under the Company's normal vacation policy in effect immediately prior to the Change in Control; (iv) the relocation of the Participant's office to anywhere other than a location within 25 miles of the Participant's office immediately prior to the Change in Control or the Company's requiring the Participant to be based anywhere other than within 25 miles of the Participant's office immediately prior to the Change in Control, except for required travel on the Company's business to an extent consistent with the Participant's business travel obligations immediately prior to the Change in Control; or (v) Total Disability.

                                  ARTICLE VII
                                  -----------

                           ADMINISTRATIVE COMMITTEE
                           ------------------------


     1. This Plan shall be administered by the Committee. The Committee shall have all powers necessary to enable it to carry out its duties in the administration of the Plan. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to determine all questions that may arise hereunder as to the status and rights of Participants.

     2. The Committee shall act by a majority of the number then constituting the Committee, and such action may be taken either by a vote at a meeting or in writing without a meeting.

     3. The Committee shall keep a complete record of all its proceedings and all data relating to the administration of the Plan.

     4. The Committee shall select one of its members as a Chairman. The Committee shall appoint a Secretary to keep minutes of its meetings and the Secretary may or may not be a member of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     5. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

                                 ARTICLE VIII
                                 ------------

                           AMENDMENT AND TERMINATION
                           -------------------------


     Southern National Corporation reserves the right, at any time or from time to time, by action of its Board of Directors, to amend in whole or in part any or all provisions of the Plan. In addition, Southern National Corporation reserves the right by action of its Board of Directors to terminate the Plan in whole or in part, and each Participating Subsidiary reserves the right by action of its Board of Directors to terminate the Plan with respect to such Participants employed by it. Anything to the contrary herein notwithstanding, any such amendment or termination shall not adversely affect any benefits attributable to elective or deemed deferrals made in the calendar year in which the amendment or termination is adopted or in any prior calendar years.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------


     1.   Early Death or Suicide.  Notwithstanding any provision in this Plan to
          ----------------------
the contrary, in the event (i) the Participant dies prior to the first May 1 following the making of a Deferral Election pursuant to Section 3(b)(iii) of
Article III, (ii) the Participant dies within one hundred twenty (120) days after making a Deferral Election pursuant to Section 3(b)(i) or (ii) of Article III, or (iii) the Participant dies as a result of suicide within twenty-eight
(28) months after making a Deferral Election, then in lieu of all other benefits to which the Designated Beneficiary would otherwise be entitled pursuant to such Deferral Election(s), the Company shall pay to the Designated Beneficiary, within sixty (60) days of receipt of written proof of the Participant's death, a lump sum equal to the Participant's actual deferrals pursuant to such Deferral Election(s) plus interest thereon from the date of deferral at the rate of nine percent (9%) per annum compounded annually. The payment of such lump sum shall fully and completely discharge the Company's obligations under such Deferral Election(s) and shall fully and completely satisfy all the Participant's and his Designated Beneficiary's rights thereunder.

     2.   Nonalienation of Benefits.  No right or benefit under the Plan shall
          -------------------------
be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If the Participant or any beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Committee may deem proper.

     3.   No Trust Created. The obligations of Southern National Corporation and
          ----------------
Participating Subsidiaries to make payments hereunder shall constitute a liability of Southern National Corporation and Participating Subsidiaries to a Participant. Such payments shall be made from the general funds of Southern National Corporation and its Participating Subsidiaries, and no such Company shall be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant, his estate nor Designated Beneficiary shall have any interest in any particular asset of either Southern National Corporation or its Participating Subsidiaries by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

     4.   No Employment agreement.  Neither the execution of this Plan nor any
          -----------------------
action taken by the Company pursuant to this Plan shall be held or construed to confer on a Participant any legal right to be continued as an Employee of the Company in an executive position or in any other capacity whatsoever. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision herein restrict the right of the Company to discharge any Participant or restrict the right of any Participant to terminate his employment with the Company.

     5.   Designation of Beneficiary.  Participants shall file with the Company
          --------------------------
a notice in writing designating one or more Designated Beneficiaries to whom payments otherwise due to or for the benefit of the Participant hereunder shall be made in the event of his death prior to the complete payment of such benefit. Participants shall have the right to change the beneficiary or beneficiaries so designated from time to time; provided, however, that any change shall not become effective until received in writing by the Committee.

     6.   Payment to Incompetents.  The Committee shall make payment provided
          -----------------------
herein directly to a Participant or such Designated Beneficiary entitled thereto, or if such Participant or such Designated Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or such Designated Beneficiary and his estate. The Company shall have the right to make payment directly to a Participant or such Designated Beneficiary or until it has received actual notice of the physical or mental incapacity of such Participant or such Designated Beneficiary, and notice of the appointment of a duly authorized representative of his estate. Any such payment for the benefit of the Participant or such Designated Beneficiary or to such representative for his benefit, shall be a complete discharge of all liability of the Company therefor. The Company is authorized to interpret and administer this Section in accordance with the laws of the State of North Carolina.

     7.   Claims for Benefits.  Each Participant or beneficiary must claim any
          -------------------
benefit to which he is entitled under this Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

          A.   The specific reason for the denial.

          B. Specific reference to the Plan provision on which the denial is based.

          C. Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary.

          D. An explanation of the Plan's claims review procedure.

     The claimant will have 60 days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he may submit issues and comments in writing.

     The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

     8.   Binding Effect. Southern National Corporation shall be jointly and
          --------------
severally liable with respect to obligations incurred by a Participating Subsidiary under this Plan. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiary or beneficiaries designated pursuant to Article IX, Section 5 hereinabove.

     9.   Entire Plan. This document and any amendments contains all the terms
          -----------
and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     10.  Merger or Consolidation.  In the event of a merger or a consolidation
          -----------------------
by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

     11.  Participant Transfers.  In the event a Participant is transferred
          ---------------------
between Southern National Corporation and a Participating Subsidiary, or between Participating Subsidiaries, the Company to which the Participant is transferred
(i) shall assume, to the extent it is executory at the time of the transfer, any obligation under a Deferral Election to defer Compensation of the Participant, and (ii) shall become jointly liable with the transferring Company to pay any benefits due the Participant under such Deferral Election.

                                   ARTICLE X
                                   ---------

                                 CONSTRUCTION
                                 ------------


     1.   Governing Law.  This Plan shall be construed and governed in
          -------------
accordance with the laws of the State of North Carolina.

     2.   Gender.  The masculine gender, where appearing in the Plan, shall be
          ------
deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

     3.   Headings, etc.  The cover page of this Plan, the Table of Contents and
          -------------
all headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

     THIS PLAN is adopted and becomes effective the 17  day of August, 1989.
                                                   ----        ------     -


                                        SOUTHERN NATIONAL CORPORATION


                                        BY: /s/ Hector Maclean
                                           -------------------------------------
                                                  President

ATTEST:

/s/ Faye M. Hollowell
------------------------
Acting Secretary